Amendment To Employment Agreement
     THIS AMENDMENT is made as of December 22, 2005 by and between Animas Corporation (the “Company”) and Richard A. Baron (the “Executive”).
     WHEREAS, the Company and the Executive are parties to an Employment Agreement relating to the Executive’s employment dated as of February 20, 2004 (the “Agreement”);
     WHEREAS, Section 11.2 of the Agreement provides that the parties may agree to amend the Agreement in writing;
     WHEREAS, the Company and the Executive may wish to amend the Agreement regarding the restructuring of the time and form of the payments hereunder to the extent that such payments are subject to the excise tax provisions of Internal Revenue Code Section 409A and the regulations issued thereunder; and
     NOW THEREFORE, the parties hereby amend the Agreement effective as of the date hereof as follows:
     1. The Agreement shall be, and it hereby is, amended with the addition of a new Section 18 to the end thereof as follows:
“18. Internal Revenue Code Section 409A. To the extent that either party hereto believes that payments to be made hereunder are likely to result in the imposition of the excise taxes applicable under Internal Revenue Code Section 409A and the regulations issued thereunder, the parties agree to work in good faith to restructure the timing and form (but not the amount) of any nonconforming payments to the extent necessary to avoid any such excise taxes.”
     2. The Agreement, as amended by the foregoing changes, is ratified and confirmed in all respects.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative, and the Executive has executed this Agreement, in each case on the date first above written.

ANIMAS CORPORATION

By:	/s/ Katherine D. Crothall

Name & Title:	Katherine D. Crothall President and CEO

RICHARD A. BARON

/s/ Richard A. Baron